EXHIBIT 10.8

LOCK-UP AGREEMENT

July 26, 2021

This lock-up agreement (the “Lock-Up Agreement”) is being delivered to you in connection with an understanding by and among Iconic Brands, Inc., a Nevada corporation (the “Company”), and the person on the signature page hereto (the “Holder”).

Reference is hereby made to (a) the Exchange Agreement, dated July 26, 2021, by and among the Company and the parties signatory thereto (the “Exchange Agreement”), pursuant to which the Holder acquired (i) shares of Series A-2 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (ii) Series A-2 Common Stock Purchase Warrants (the “Warrants”), and/or (iii) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock” and together with the Preferred Stock and the Warrants, collectively, the “Securities”). Capitalized terms not defined herein shall have the meaning as set forth in the Exchange Agreement.

The Holder hereby agrees solely with the Company that from the date hereof (such date, the “Effective Date”) and ending at 4:00 pm (New York City time) on January 26, 2022 (such period, the “Restricted Period”), neither the Holder, nor any Affiliate of the Holder which (x) had or has knowledge of the transactions contemplated by the Exchange Agreement, (y) has or shares discretion relating to the Holder’s investments or trading or information concerning the Holder’s investments, including in respect of the Securities, or (z) is subject to the Holder’s review or input concerning such Affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), the Securities, including the shares of Common Stock underlying the Preferred Stock and/or Warrants (collectively, the “Restricted Securities”), at an effective price per share that is lower than $0.3125 (subject to adjustment for reverse and forward stock splits, combinations and recapitalizations following the date hereof).

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities to any person (an “Assignee”) in a transaction which does not need to be reported on the Nasdaq consolidated tape, without complying with (or otherwise limited by) the restrictions set forth in this Lock-Up Agreement; provided, that as a condition to any such sale or transfer an authorized officer of the Company and such Assignee duly execute and deliver a lock-up agreement in the form of this Lock-Up Agreement.

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Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Lock-Up Agreement must be in writing and shall be given in accordance with the terms of the Exchange Agreement.

This Lock-Up Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Lock-Up Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Lock-Up Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Lock-Up Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Lock-Up Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Lock-Up Agreement shall be governed by Section 5.7 of the Exchange Agreement.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Lock-Up Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Lock-Up Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedy it may seek, at law or in equity.

The obligations of the Holder under this Lock-Up Agreement are several and not joint with the obligations of any other holder of Securities issued under the Exchange Agreement (each, an “Other Holder” or collectively, the “Other Holders”) or pursuant to any other lock-up agreement between the Company and any Other Holder (“Other Lock-Up Agreements”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Lock-Up Agreement. Nothing contained in this Lock-Up Agreement and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Lock-Up Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Lock-Up Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Lock-Up Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that it will enforce the provisions of each Other Lock-Up Agreement in accordance with its terms. If any party to any Other Lock-Up Agreement breaches any provision of such Other Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Other Lock-Up Agreement.

The Company hereby represents and warrants, as of the date hereof, and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any restrictions on the sale of Securities substantially in the form of this Lock-Up Agreement (or any amendment, modification, waiver or release thereof) (each a “Settlement Document”), is or will be more favorable to such Other Holder than those of the Holder and this Lock-Up Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Lock-Up Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Lock-Up Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

[Signature Pages to Follow]

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Sincerely,
ICONIC BRANDS, INC.

By:	/s/ Richard DeCicco
Name:	Richard DeCicco
Title:	Chief Executive Officer

 [Iconic Brands, Inc. Signature Page to Lock-Up Agreement]

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Agreed to and Acknowledged:

“HOLDER”

_______________________________

By: ____________________________

Name:

Title:

 [Holder Signature Page to Lock-Up Agreement]

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